UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2020

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3235 Skyline Dr, Suite 127, Carrollton, TX 75006
(Address of principal executive offices)

(214) 736-7252
(Issuer’s telephone number)

_______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01. Other Events

Beginning in approximately two weeks, we intend to release a new line of products – Endo TokesTM pre-rolled, filtered organic hemp smokes. Endo TokesTM will contain less than 0.3% THC and will be made from pure organic hemp and will contain no tobacco, nicotine, or chemicals. The release of the new product will be accompanied by an advertising campaign that will be conducted primarily on social media. Copies of the advertisements for this campaign are furnished herewith as Exhibit 99.1. We also plan to market Endo TokesTM to convenience stores and similar retailers. A white paper on hemp cigarettes is furnished herewith as Exhibit 99.2.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Endo TokesTM ad campaign
99.2	White paper on hemp cigarettes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer
Date: April 17, 2020

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